Exhibit 99.1

JERNIGAN CAPITAL, INC. ANNOUNCES SELECTION

OF JOHN A. GOOD AS PRESIDENT AND CHIEF OPERATING OFFICER

MIAMI – MAY 27, 2015 – Jernigan Capital, Inc. (NYSE: JCAP) (the “Company”) today announced that its board of directors has selected John A. Good to become its President and Chief Operating Officer. Good is currently a corporate and securities partner and co-head of the REIT practice group at Morrison & Foerster LLP, a global law firm, where he has served since October 2013. From May 1999 until October 2013, Good was a corporate and securities partner and head of the REIT practice at Bass, Berry & Sims PLC, and was a shareholder at Baker Donelson Bearman Caldwell and Berkowitz from 1994 through 1999, serving as head of the firm’s securities and M&A practice group at the time of his departure. He has been a trusted legal and business adviser to REIT senior management teams and boards of directors since 1997, serving clients such as RFS Hotel Investors, Inc., Mid-America Apartment Communities, Inc. (NYSE: MAA), Storage USA, Inc., CubeSmart (NYSE: CUBE), Education Realty Trust, Inc. (NYSE: EDR), Quadra Realty Trust, AmREIT, Inc., Whitestone REIT (NYSE: WSR), Trade Street Residential, Inc. (NASDAQ: TSRE) and Farmland Partners, Inc. (NYSEMKT: FPI). Good graduated from the University of Memphis with a BBA in Accounting in 1980, practiced as a certified public accountant at a large regional accounting firm for nearly 5 years and graduated from the University of Memphis law school with honors in 1987.

"John is well known in REIT circles and has been an extremely important part of our team since the formation of the Company" said Dean Jernigan, the Company's chairman and chief executive officer. "He counseled us through structuring our company and execution of our IPO and has very ably served other REITs alongside me. Having John as our president and chief operating officer gives the Company benefit of his outstanding talents and relationships on a full time basis to help take us to the next level. I know I speak for the board, management and shareholders when I say that we could not be more pleased."

It is anticipated that upon joining the Company, Good will also join the Company’s board of directors and will serve as President and Chief Operating Officer of JCAP Advisors LLC, the external advisor to the Company. He is expected to join the Company on or around June 30, 2015, and has expressed an intention to acquire $500,000 of common stock of the Company in the open market prior to commencing his employment and joining the Company’s board of directors.

About Jernigan Capital, Inc.

Jernigan Capital is a commercial real estate finance company that provides financing to private developers, owners and operators of self-storage facilities. Jernigan Capital offers financing solutions for the ground-up construction of self-storage facilities or major self-storage redevelopment opportunities, as well as for the acquisition of, refinancing of existing indebtedness on, or recapitalization of stabilized self-storage facilities. Jernigan Capital intends to elect to be taxed as a real estate investment trust and is externally managed by JCap Advisors, LLC.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. These forward-looking statements are based upon the Company's present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. For a discussion of potential risks and uncertainties related to the Company, see the information under the heading “Risk Factors” in the prospectus related to the Company’s IPO dated March 26, 2015, filed with the Securities and Exchange Commission (“SEC”) on March 30, 2015, in accordance with Rule 424(b) of the Securities Act of 1933, which is accessible on the SEC’s website at www.sec.gov.

Contact:

Jernigan Capital

Gregory W. Ward, 305-381-9696